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                                                                 EXHIBIT 10.3.16

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         This Amended and Restated Employment Agreement ("Agreement") is made as of the 28th day of October, 2002, by and between MASSBANK, a Massachusetts savings bank with its main office in Reading, Massachusetts (the "Bank"), MASSBANK Corp., a Delaware corporation (the "Company"), and Gerard H. Brandi of Lynnfield, Massachusetts (the "Executive"). The Company and the Bank shall hereinafter be collectively referred to as the "Employers."

                                   WITNESSETH

         WHEREAS, the Employers and the Executive entered into an Employment Agreement dated as of May 28, 1986, as modified and amended by the Employment Agreement dated as of December 2, 1986, and as further modified and amended by the First Amendment to Employment Agreement dated as of January 15, 1991, the Second Amendment to Employment Agreement dated as of February 1, 1993 and the Third Amendment to Employment Agreement dated as of December __, 1993 (as so modified and amended, the "Employment Agreement");

         WHEREAS, the Employers and the Executive entered into an Executive Severance Agreement, dated as of January 18, 1994 (the "Severance Agreement");

         WHEREAS, the Employers and the Executive entered into an Executive Supplemental Retirement Agreement, dated as of December 2, 1986 (as amended, the "SERP");

         WHEREAS, the Executive participates in the Bank's Deferred Compensation Program (the "Deferred Compensation Program");

         WHEREAS, the parties hereto desire to provide for the Executive's continued employment by the Employers and to delineate the Executive's and the Employer's rights and obligations arising in connection therewith, including in the event of a Change in Control (as defined herein) subject to the amended terms and conditions set forth herein; and

         WHEREAS, the parties hereto intend that this Agreement shall be an amendment and restatement of the Employment Agreement and the Severance Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employers and the Executive agree as follows:

         1. Employment. The Employers agree to employ the Executive and the Executive agrees to serve in the employ of the Employers on the terms and conditions hereinafter set forth.

         2. Capacity. The Executive agrees to continue to serve as President and Chief Executive Officer of the Company and the Bank. The Executive also agrees to serve as Chairman of the Board of Directors of either or both of the Employers should the Executive be elected to such position(s) by the

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respective Boards of Directors. In the capacities referred to in the two preceding sentences, the Executive shall have such powers, responsibilities and duties as are set forth herein or determined pursuant to applicable law and the Employers' charters and Bylaws.

         3. Effective Date and Term. Subject to the applicable provisions herein, the term of this Agreement shall extend until the third anniversary of the date hereof; provided, however, that the term of this Agreement shall be extended automatically by an additional one day commencing on the first day following the date hereof and on each subsequent day thereafter, unless either the Executive or the Employers give written notice to the other of such party's election not to extend the term of this Agreement. The last day of such term, as so extended from time to time, is herein sometimes referred to as the "Expiration Date."

         4. Compensation and Benefits. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

            (a) Salary. For all services rendered by the Executive under this Agreement, the Employers shall pay the Executive a salary equal to his present salary, subject to increase from time to time in accordance with the usual practices of the Employers with respect to review of compensation of their senior executives. The Executive's salary shall be payable in periodic installments in accordance with the Employers' usual practices for their senior executives.

            (b) Regular Benefits. The Executive shall also be entitled to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, bonus incentive plans and other benefit plans from time to time in effect for senior executives of the Employers. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of the Employers and (iii) the discretion of the respective Boards of Directors of the Employers or any administrative or other committee provided for in or contemplated by such plan. The Executive also shall be entitled to receive benefits which are the same or substantially similar to those which are currently being provided to the Executive by the Bank, including without limitation use of an automobile appropriate for his position and membership in a health club. In addition, the Executive shall be entitled to receive reasonable expenses for the costs associated with his individual tax and financial planning and for the preparation and periodic review of his estate plan.

            (c) Business Expenses. The Employers shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Employers.

            (d) Vacation. The Executive shall be entitled to vacation in accordance with the Employers' usual practices for their senior executives.

         5. Extent of Service. During his employment hereunder, the Executive shall, subject to the direction and supervision of the Employers' respective Boards of Directors, devote his full business time, best efforts and business judgment, skill and knowledge to the advancement of the

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interests of the Employers and to the discharge of his duties and responsibilities hereunder. He shall not engage in any other business activity, except as may be approved by said Boards of Directors; provided, however, that nothing herein shall be construed as preventing the Executive from:

         (a) Investing his assets in a manner not prohibited by Section 8(a) hereof, and in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made;

         (b) Serving on the board of directors of any company, subject to the prohibitions set forth in Section 8(a) and provided that he shall not be required to render any material services with respect to the operations or affairs of any such company; or

         (c) Engaging in religious, charitable or other community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

         6. Termination. Notwithstanding the provisions of Section 3 hereof, the Executive's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

         (a) Death. In the event of the Executive's death during the Executive's employment hereunder, the Executive's employment shall terminate on the date of his death; provided, however, that the Employers shall thereafter comply with the Executive Supplemental Retirement Agreement dated as of December 2, 1986, among the parties hereto, and as amended from time to time.

         (b) Disability. If, due to physical or mental illness, the Executive shall be disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Employers, acting through their respective Boards of Directors, may designate another executive to act in his place during the period of such disability. In the event of the Executive's "disability" during the Executive's employment hereunder, the Executive's employment may be terminated by the Employers. For purposes of this Agreement, "disability" shall mean the Executive's incapacity due to physical or mental illness which has caused the Executive to be absent from the full-time performance of his duties with the Employers for a period of six consecutive months if the Employers shall have given the Executive a Notice of Termination and, within 30 days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of his duties. If any question shall arise as to whether during any period the Executive was disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder due to physical or mental illness, the Executive may, and at the request of the Employers will, submit to the Employers a certification in reasonable detail by a physician selected by the Executive or his guardian to whom the Employers have no reasonable objection as to whether the Executive was so disabled and such certification shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit such certification, the Employers' determination of such issue shall be binding on the Executive.

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         (c) Termination by the Employers for Cause. The Executive's employment hereunder may be terminated without further liability on the part of the Employers effective immediately by a two-thirds vote of all of the members of each of the Employers' respective Boards of Directors for cause by written notice to the Executive setting forth in reasonable detail the nature of such cause. Only the following shall constitute "cause" for such termination:

             (i) Deliberate dishonesty of the Executive with respect to either of the Employers or any subsidiary or affiliate thereof;

             (ii) Conviction of the Executive of a crime involving moral turpitude; or

             (iii) Gross and willful failure to perform a substantial portion of his duties and responsibilities hereunder, which failure continues for more than thirty days after written notice given to the Executive pursuant to a two-thirds vote of all of the members of each of the Employers' respective Boards of Directors, such vote to set forth in reasonable detail the nature of such failure.

For purposes of clause (i) of this Section 6(c), no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Employers and their subsidiaries and affiliates.

         (d) Termination by the Employers Without Cause. The Executive's employment with the Employers may be terminated by:

             (i) A two-thirds vote of all of the members of each of the Employers' respective Boards of Directors on written notice to the Executive; or

             (ii) Following a Change in Control, an election not to extend the term of this Agreement.

Any such termination of Executive's employment shall be deemed to be a termination "without cause" for purposes of this Agreement.

         (e) Termination by the Executive. The Executive's employment hereunder may be terminated effective immediately by the Executive by written notice to each of the Employers' respective Boards of Directors at any time, including for Good Reason. For purposes of this Agreement, Good Reason shall mean the occurrence of any of the following events:

             (i) Failure of the respective Boards of Directors to elect the Executive to, or the removal of the Executive from, any of the offices of President and Chief Executive Officer of the Company and the Bank;

             (ii) Following a Change in Control, the occurrence of (A) a significant change in the nature or scope of the Executive's responsibilities, authorities, powers, reporting relationship, functions or duties from the responsibilities, authorities, powers, reporting relationship, functions or duties exercised by the Executive

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          immediately prior to a Change in Control, (B) a reasonable determination by the Executive that, as a result of a Change in Control, he is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control, or (C) a decrease in the total annual compensation payable by the Employers to the Executive;

                   (iii) Following a Change in Control, the relocation of the Employers' offices at which the Executive is principally employed immediately prior to the date of a Change in Control to a location more than 25 miles from such offices, or the requirement by the Employers for the Executive to be based anywhere other than the Employers' offices at such location, except for required travel on the Employers' business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control;

                   (iv) The failure by the Employers to pay to the Executive any portion of his compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Employers within 15 days of the date such compensation is due without prior written consent of the Executive;

                   (v) Breach by the Employers of any provision of this Agreement, the SERP or any other agreement that may exist from time to time between the Employers and the Executive that provides for the payment of any compensation or benefits to Executive; or

                   (vi) The failure by the Employers to obtain and deliver to the Executive an effective agreement from any successor to assume and agree to perform this Agreement.

               (f) Notice of Termination. Except for termination as specified in
Section 6(a), any termination of Executive's employment by the Employers or any such termination by Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.

               (g) Date of Termination. "Date of Termination" shall mean: (A) if Executive's employment is terminated by his death, the date of his death; (B) if Executive's employment is terminated on account of disability under Section 6(b) or by the Employers for Cause under Section 6(c), the date on which Notice of Termination is given; (C) if Executive's employment is terminated by the Employers under Section 6(d), 60 days after the date on which a Notice of Termination is given; and (D) if Executive's employment is terminated by Executive under Section 6(e), 30 days after the date on which a Notice of Termination is given.

               (h) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred in any one of the following events:

                   (i) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Act")) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of

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          the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

                  (ii) Persons who, as of October 1, 2002, constituted the Company's Board of Directors (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director of the Company subsequent to October 1, 2002, whose election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Agreement, be considered a member of the Incumbent Board;

                  (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the isurviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                  (iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          7.  Compensation Upon Termination.

              (a) Termination Due to Death. If Executive's employment terminates by reason of his death, the Employers shall, within 90 days of death, pay in a lump sum cash payment to such person as Executive shall designate in a notice filed with the Employers or, if no such person is designated, to Executive's estate, Executive's accrued and unpaid salary to the date of his death, plus his accrued and unpaid incentive compensation, if any. Upon the death of Executive, all unvested stock options granted to Executive shall immediately vest in Executive's estate or other legal representatives and become exercisable, and Executive's estate or other legal representatives shall have one year from the Date of Termination, to exercise all stock options granted to Executive. All other stock-based grants and awards held by Executive shall vest or be canceled upon the death of Executive in accordance with their terms. For a period of one year following the Date of Termination, the Employers shall pay such health insurance premiums as may be necessary to allow Executive's spouse and dependents to receive health insurance coverage substantially similar to coverage they received immediately prior to the Date of Termination. In addition to the foregoing, any payments to which Executive's spouse, beneficiaries, or estate may be entitled under any employee benefit plan shall also be paid in

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accordance with the terms of such plan or arrangement. Such payments, in the aggregate, shall fully discharge the Employers' obligations hereunder.

         (b) Disability. In the event of termination pursuant to Section 6(b), the Employers shall, within 90 days of the Date of Termination, pay to the Executive in a lump sum cash payment Executive's accrued and unpaid salary to the Date of Termination, plus his accrued and unpaid incentive compensation, if any. In addition, the Executive shall be entitled to the following benefits, subject to the Executive signing a general release of claims (other than claims for the right to receive the payments or benefits set forth in this Section 7(b)) in a form and manner satisfactory to the Employers:

             (i)   The Executive shall continue to receive his full salary under
     Section 4(a) of this Agreement until the earlier of his death, his becoming eligible for disability income under the Employers' disability income plan or three years following the Date of Termination;

             (ii) For a period of three years following the Date of Termination, the Employers shall pay such health insurance premiums as may be necessary to allow Executive and Executive's spouse and dependents to receive health insurance coverage substantially similar to coverage they received prior to the Date of Termination; and

             (iii) All unvested stock options granted to Executive shall immediately vest and become exercisable, and the Executive or his legal representative shall have 360 days from the Date of Termination to exercise all such stock options, subject to the provisions of Section 8(c). All other stock-based grants and awards held by Executive shall vest or be canceled upon the Date of Termination in accordance with their terms.

         (c) Termination By Employers for Cause. If Executive's employment is terminated by the Employers for Cause as provided in Section 6(c), then the Employers shall, through the Date of Termination, pay Executive his accrued and unpaid salary at the rate in effect at the time Notice of Termination is given. Thereafter, the Employers shall have no further obligations to Executive except as otherwise expressly provided under this Agreement, provided any such termination shall not adversely affect or alter Executive's rights under any employee benefit plan of the Employers in which Executive, at the Date of Termination, has a vested interest, unless otherwise provided in such employee benefit plan or any agreement or other instrument attendant thereto. In addition, all stock options held by Executive as of the Date of Termination shall immediately terminate and be of no further force and effect, and all other stock-based grants and awards shall be canceled or terminated in accordance with their terms.

         (d) Termination by Executive for Good Reason; Termination by Employers Without Cause. In the event of termination by the Employers without cause or by the Executive for Good Reason, the Executive shall be entitled to the following benefits, subject to signing by Executive of a general release of claims (other than claims for the right to receive the payments or benefits set forth in this
Section 7(d)) in a form and manner satisfactory to the Employers:

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             (i)   The Employers shall, within 90 days of the Date of
     Termination, pay to the Executive in a lump sum cash payment an amount equal to three times the sum of:

                   (A) Executive's current base salary; plus

                   (B) the greater of (1) the Executive's immediate prior fiscal year's bonus or (2) the average of his bonus for the immediate past three fiscal years; plus

                   (C) twenty percent (20%) of the amount that (1) the sum of the Executive's current base salary plus his immediate prior fiscal year's bonus exceeds (2) the current year's annual compensation limit under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code").

Notwithstanding the foregoing, in the event Executive terminates his employment for Good Reason as provided in Section 6(e), he shall be entitled to the Severance Amount only if he provides the Notice of Termination provided for in
Section 6(f) within 180 days after the occurrence of the latest event or events which constitute such Good Reason as specified in Section 6(e);

             (ii) Upon the Date of Termination, each unvested stock option and any other stock-based grants and awards held by Executive shall immediately vest and become exercisable by the Executive. Subject to the provisions of
     Section 8(c), each such stock option must be exercised by Executive within 180 days after such stock option first becomes exercisable as described herein;

             (iii) In addition to any other benefits to which Executive may be entitled in accordance with the Employers' then existing severance policies, for a period of three years commencing on the Date of Termination, the Employers shall pay such health insurance premiums as may be necessary to allow Executive and Executive's spouse and dependents to receive health insurance coverage substantially similar to coverage they received immediately prior to the Date of Termination; and

             (iv) For the three year period subsequent to the Date of Termination, the Executive shall continue to receive all benefits described in Section 4(b) above existing on the Date of Termination. For purposes of application of such benefits the Executive shall be treated as if he had remained in the employ of the Employers, with an annual salary at the rate in effect on the date of termination (increased annually by a percentage amount equal to the percentage increase during the immediately preceding twelve months in the Consumer Price Index (All Items) for all Urban Consumers for the Boston, Massachusetts area, as published by the Bureau of Labor Statistics, or if such Index is not available, the U.S. Government Index which is the most similar thereto), and service credits will continue to accrue during such period as if the Executive had remained in the employ of the Employers. If benefits or service credits under any benefit plan shall not be payable or provided under any such plan to the Executive, or to the Executive's dependents, beneficiaries or estate, because the Executive is no longer deemed to be an employee of the Employers, the

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     Employers shall pay or provide for payment of such benefits and service credits for such benefits to the Executive, or to the Executive's dependents, beneficiaries or estate.

         (e) Termination by Executive Other Than For Good Reason. If Executive's employment is terminated by Executive other than for Good Reason as provided in
Section 6(e), then the Employers shall, through the Date of Termination, pay Executive his accrued and unpaid salary at the rate in effect at the time Notice of Termination is given. Thereafter, the Employers shall have no further obligations to Executive except as otherwise expressly provided under this Agreement, provided any such termination shall not adversely affect or alter Executive's rights under any employee benefit plan of the Employers in which Executive, at the Date of Termination, has a vested interest, unless otherwise provided in such employee benefit plan or any agreement or other instrument attendant thereto. In addition, subject to the provisions of Section 8(c), all vested but unexercised stock options held by Executive as of the Date of Termination must be exercised by Executive within three months following the Date of Termination or by the end of the option term, if earlier. All other stock-based grants and awards held by Executive shall vest or be canceled upon the Date of Termination in accordance with their terms.

         (f) Fees and Expenses. The Employers shall pay to the Executive all reasonable legal, accounting and arbitration fees and expenses incurred by Executive in successfully obtaining or enforcing any right or benefit provided in this Agreement.

         (g) Additional Benefits.

            (i) Gross-Up Payment. If it shall be determined that any payment or distribution of any type to or in respect of Executive, by the Employers, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), is or will be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments.

            (ii) Determination by Accountant. All computations and determinations relevant to this Section 7(g) shall be made by a national accounting firm selected by the Employers from among the four largest accounting firms in the United States (the "Accounting Firm"), and reasonably acceptable to Executive, which firm may be the Employers' accountants. All fees and expenses of the Accounting Firm shall be borne solely by the Employers. Such determinations shall include whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code). In making the initial determination hereunder as to whether a Gross-Up Payment is required, the only basis for a determination that no Gross-Up Payment is required shall be if, but only if, the Accounting Firm (A) concludes

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that (i) there has not occurred a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company (as such terms are defined in Section 280G of the Code) or
(ii) no portion of the Total Payments constitutes "parachute payments" (within the meaning of said Section 280G), in either case on the basis of "substantial authority" (within the meaning of Treas. Reg. 1.6661-3), and (B) provides an opinion to that effect to both the Employers and Executive, including the reasons therefor and an opinion that Executive has substantial authority not to report any Excise Tax on his federal income tax return. If the Accounting Firm determines that a Gross-Up Payment is required, the Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Gross-Up Payment and any other relevant matter both to the Employers and Executive by such time as is requested by the Employers or Executive (if Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax).

         (iii) If a Gross-Up Payment is determined to be payable, it shall be paid to Executive within 20 days after the Determination is delivered to the Employers by the Accounting Firm. Any determination by the Accounting Firm shall be binding upon the Employers and Executive, absent manifest error. Notwithstanding the foregoing, a Gross-up Payment shall be made as soon as practicable following a determination by the Internal Revenue Service that any portion of the Total Payments is subject to the Excise Tax.

         (iv) As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments not made by the Employers should have been made ("Underpayment"), or that Gross-Up Payments will have been made by the Employers which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment (together with any interest and penalties payable by Executive as a result of such Underpayment) shall be promptly paid by the Employers to or for the benefit of Executive.

         (v) In the case of any Overpayment, Executive shall, at the direction and expense of the Employers, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Employers, and otherwise reasonably cooperate with the Employers to correct such Overpayment, provided, however, that (A) Executive shall not in any event be obligated to return to the Employers an amount greater than the net after-tax portion of the Overpayment that he has retained or has recovered as a refund from the applicable taxing authorities and (B) this provision and all other provisions in this Agreement shall be interpreted in a manner consistent with the intent of this Section 7(g), which is to make Executive whole, on an after-tax basis, from the application of the Excise Taxes, it being acknowledged and understood that the correction of an Overpayment may result in Executive repaying to the Employers an amount which is less than the Overpayment.

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                 (vi)  Executive shall notify the Employers in writing of any claim by the Internal Revenue Service relating to the possible application of the Excise Tax under Section 4999 of the Code to any of the payments and amounts referred to herein and shall afford the Employers, at its expense, the opportunity to control the defense of such claims.

                 (vii) Executive shall cooperate with any reasonable requests by the Employers in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax and shall be reimbursed by the Employers, on an after-tax basis, for all costs, expenses, interest and penalties incurred by Executive in connection with any such contest or dispute.

          8. Noncompetition and Confidential Information.

             (a) Noncompetition. During the term of the Executive's employment with the Employers, and, if Executive's employment with the Employers terminates for any reason at least 90 days prior to a Change in Control, then during the period after such termination of employment equal to the longer of (x) one year following the Date of Termination, and (y) three years following the Date of Termination if the Executive receives payments or benefits pursuant to Sections 7(b) or 7(d) hereof, the Executive will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any Person (as defined in Section 10), become an employee of or a consultant to, become a Director of or acquire any ownership interest in, or carry on, operate, manage, control, or become involved in any manner with any bank (or any financial institution that engages in consumer banking) that maintains or operates an office or branch in any city or town where the Employers maintain or operate an office or branch as of the Date of Termination, nor will the Executive attempt to hire any employee of either of the Employers, assist in such hiring by any other Person, encourage any such employee to terminate his or her relationship with either of the Employers, or solicit or encourage any customer of either of the Employers to terminate its relationship with either of the Employers or to conduct with any other Person any business or activity which such customer conducts or could conduct with either of the Employers; provided, however, that the foregoing shall not prohibit the Executive from owning up to two percent (2%) of the outstanding stock of a publicly held company engaged in the banking or financial services industry.

             (b) Confidential Information. The Executive will not disclose to any other Person (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of either of the Employers obtained by him incident to his employment with the Employers. The term "confidential information" includes, without limitation, financial information, business plans, prospects and opportunities (such as lending relationships, financial product developments, or possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Employers but does not include any information which has become part of the public domain by means other than the Executive's non-observance of his obligations hereunder.

             (c) Relief. The Executive agrees that the Employers shall be entitled to injunctive relief for any breach by him of the covenants

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

contained in Sections 8(a) or 8(b). Notwithstanding anything herein or in any option plan or agreement to the contrary, with respect to any stock option granted to the Executive by the Employers on or after the date hereof (the "New Options"), upon any breach by Executive of the covenants contained in Section 8(a) then (i) all New Options shall immediately terminate and be of no further force and effect, and (ii) with respect to any New Options that were exercised during the one year period immediately prior to such breach (A) to the extent Executive owns any shares that he received as a result of such option exercise, then Executive shall sell to the Employers (and the Employers shall purchase from Executive) such shares for an aggregate purchase price equal to the lesser of (x) the aggregate exercise price paid by Executive for such shares, or (y) the fair market value of such shares, and (B) to the extent Executive no longer owns any shares that he received as a result of such option exercise, the Executive shall pay to the Employers an amount of cash equal to the sum of (x) any gain realized upon the exercise of such option, and (y) any gain realized upon the sale or transfer of such shares.

             (d) Interpretation. In the event that any provision of this Section 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time, too large a geographic area, or too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which it may be enforceable. For purposes of this Section 8, the term "Employers" shall mean the Company, the Bank and any of their respective subsidiaries and affiliates.

         9. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

         10. Definition of "Person." For purposes of this Agreement: the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

         11. Withholding. All payments made by the Employers under this Agreement shall be net of any tax or other amounts required to be withheld by the Employers under applicable law.

         12. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Employers, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this
Section 12. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the

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

enforcement of any or all of the Executive's rights under this Agreement, the Employers shall pay (or the Executive shall be entitled to recover from the Employers, as the case may be) the Executive's reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust.

         13. Assignment; Successors and Assigns, etc. Neither the Employers nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Employers may assign their rights under this Agreement without the consent of the Executive in the event either of the Employers shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Employers and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Employers of all payments due him under this Agreement, the Employers shall continue such payments to the Executive's beneficiary designated in writing to the Employers prior to his death (or to his estate, if he fails to make such designation).

         14. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The provisions of Sections 7(f), 7(g), 8 and 12 shall survive the termination of this Agreement.

         15. Allocation of Obligations Between Employers. The obligations of the Employers under this Agreement are intended to be the joint and several obligations of the Bank and the Company and the Employers shall, as between themselves, allocate these obligations in a manner agreed upon by them.

         16. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         17. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Employers or, in the case of the Employers, at either of their main offices, attention of the Board of Directors.

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

         18. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by duly authorized representatives of the Employers.

         19. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

         20. Prior Agreements. This Agreement shall supercede and replace in all respects the Employment Agreement and the Severance Agreement. The SERP, the Deferred Compensation Program and all other agreements that may exist between the Employers and the Executive that provide for the payment of any compensation or benefits to Executive shall survive.

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

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Bank and the Executive, as of the date first above written.

                                  MASSBANK CORP.


                                  By: /s/ Reginald E. Cormier
                                      ----------------------------------
                                  Title: Sr. V.P., Treasurer & CFO
                                        --------------------------------

                                  MASSBANK

                                  By: /s/ Reginald E. Cormier
                                      ----------------------------------
                                  Title: Sr.V.P., Treasurer & CFO

                                  /s/ Gerard H. Brandi
                                  --------------------------------------
                                  Gerard H. Brandi

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